Exhibit 10.37
FIFTH AMENDMENT TO LEASE

    THIS FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”) is entered into by and between 1444 Partners, Ltd., a California limited partnership (“Landlord”), and Guess?, Inc., a Delaware corporation (“Tenant”; the Tenant and Landlord are collectively referred to herein as the “Parties” and each, a “Party”), and is dated April 8, 2025 (the “Effective Date”) with reference to the following facts:

A.Landlord and Tenant entered into the Lease dated July 29, 1992 (the “Original Lease”);

B.The Original Lease was amended by the First Amendment to Lease effective as of July 30, 2008 (the “First Amendment”), the Second Amendment to Lease effective as of August 12, 2010 (the “Second Amendment”), the Third Amendment to Lease effective as of August 2, 2015 (“Third Amendment”), and the Fourth Amendment to Lease effective as of September 30, 2020 (“Fourth Amendment”), which modify the provisions of the Original Lease as set forth therein. The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, as so modified by this Fifth Amendment, are collectively referred to as the “Lease”; and

C.Landlord and Tenant desire to further modify the Lease as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Fifth Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Length of Term / Lease Termination Date. Notwithstanding anything to the contrary contained in the Lease, including but not limited to Section 2.01 of the Original Lease, Section 1(a) of the First Amendment, Section 1 of the Second Amendment, and Section 1 of the Fourth Amendment, the Lease Termination Date will be September 30, 2037.

2.Renewal Term. Notwithstanding anything to the contrary contained in the Lease, including but not limited to Section 2 of the First Amendment, Section 2 of the Second Amendment, and Section 2 of the Fourth Amendment, the Renewal Term will commence on October 1, 2025 and will end on September 30, 2037 (“Renewal Term”).

3.Minimum Rent. Notwithstanding anything to the contrary contained in the Lease, including but not limited to Section 1(b) of the First Amendment, referencing the Basic Lease Provisions of the Original Lease, Section 2 of the Third Amendment, and Section 3 of the Fourth Amendment, commencing on October 1, 2025, the definition of Minimum Rent is hereby amended and restated in its entirety as follows:

“Minimum Rent: Seven Million Five Hundred Eighty-Six Thousand Six Hundred Five and 80/100 Dollars ($7,586,605.80) for the period of October 1, 2025 through September 30, 2026, subject to annual increases of two percent (2.00%).”
For avoidance of doubt, and notwithstanding anything to the contrary contained in the Lease, commencing on October 1, 2025, the first paragraph of Section 3.01 of the Original Lease, Section 3 of the First Amendment (referencing the first paragraph of Section 3.01 (“Minimum Rent”) of the Original Lease), Section 2 of the Third Amendment, and the fourth and fifth paragraph of Section 3 of the Fourth Amendment are hereby amended and restated in their entirety to read as follows:
“Commencing on October 1, 2025, Tenant shall pay to Landlord an amount equal to Seven Million Five Hundred Eighty-Six Thousand Six Hundred Five and 80/100 Dollars ($7,586,605.80) as Minimum Rent for the period of October 1, 2025 through September 30, 2026, in monthly installments of Six Hundred Thirty-Two Thousand Two Hundred Seventeen and 15/100 Dollars ($632,217.15), in advance, on the first (1st) day of each month of said period. Thereafter, the Minimum Rent shall be increased annually on October 1 of each year during the Renewal Term, beginning with October 1, 2026 (each, an “Adjustment Date”). On each Adjustment Date, the Minimum Rent (as previously adjusted and then in effect) shall be increased by two percent (2.00%).
** The annual Minimum Rent for the period of October 1, 2025 to September 30, 2026 is calculated using $1.85 per square foot per calendar month multiplied by 341,739 SF multiplied by 12 months.”
4.No Remaining Extension Rights. For avoidance of doubt, Tenant shall have no additional options to extend the Renewal Term hereunder and any other references in the Lease to Tenant’s “Option”, the “Option Term”, or any other right of Tenant to extend the term of the Lease, are hereby deleted in their entirety.

5.No Right to Reduce Premises. Section 6 of the Fourth Amendment, referencing Tenant’s option to reduce all or any portion of the Premises located in Building 4, and any other references in the Lease to Tenant’s “Give-Back Option”, are hereby deleted in their entirety.

6.No Right of Termination. Section 7 of the Fourth Amendment is hereby deleted in its entirety and the terms “Termination Right”, “Termination Date”, and “Termination Fee” are hereby deleted. For avoidance of doubt, and notwithstanding anything to the contrary contained in the Lease, Tenant will have no right during the Renewal Term (as extended by Section 2 of this Fifth Amendment) to terminate the Lease in exchange for the Termination Fee.

7.California Waivers. Notwithstanding anything to the contrary in the Lease, without duplication therein, Tenant hereby waives any and all rights under and benefits of Sections 1931, 1932(2), 1933(4), 1941, 1941.1, and 1942 of the California Civil Code, Section 3275 of the California Civil Code, Section 1265.130 of the California Code of Civil Procedure (allowing either party to petition a court to terminate the lease in the event of a partial taking), Sections 1174(c) and 1179 of the California Code of Civil Procedure and Section 1951.7 of the California Civil Code (providing among other things for lessee’s right to satisfy a judgment in order to prevent a forfeiture of the lease or requiring the lessor to deliver written notice to lessee of any reletting of the premises), Section 1995.310 of the California Civil Code, and California Civil Code Section 1654 (providing that ambiguities are to be continued against the drafter of the Lease) and any similar law, statute or ordinance now or hereinafter in effect.

8.Address for Notices to Landlord. All references in the Lease to “Eisner, LLP, 9601 Wilshire Boulevard, 7th Floor, Beverly Hills, California 90210, Attn: Jason VanMeetren, Esq.” are hereby deleted and the following address inserted in its place (for purposes of notice to Landlord’s counsel):

“Eisner, LLP
433 N. Camden Drive, 4th Floor
Beverly Hills, California 90210
Attn: Jason VanMeetren, Esq.”

9.No Defaults.

(a)    To Landlord’s actual knowledge, as of the date hereof, there are no uncured defaults of Tenant or any events that constitute a default of Tenant under the Lease.

(b)    To Tenant’s actual knowledge, as of the date hereof, (i) all obligations to be performed by Landlord have been fully performed, (ii) Landlord is not in default under any of the terms and provisions of the Lease and (iii) Tenant does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when same become due.

10.Miscellaneous.

(a)No Other Modifications. The Lease, as expressly modified pursuant to this Fifth Amendment, is hereby affirmed and will continue in full force and effect in accordance with the terms thereof. Any existing or future reference to the Lease and any document or instrument delivered in connection with the Lease will be deemed to be a reference to the Lease modified by this Fifth Amendment. To the extent that anything in this Fifth Amendment is inconsistent with any provision contained in the Lease, this Fifth Amendment will control.

(b)No Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Fifth Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any entity who claims or alleges they are entitled to a commission based on the acts of the indemnifying party.

(c)Capitalized Terms. Capitalized terms used herein but not otherwise defined in this Fifth Amendment will have the respective meanings ascribed to them in the Lease.

(d)Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which, when taken together, will constitute one and the same instrument.

(e)Signing Authority. Any person signing this Fifth Amendment on behalf of a person other than himself or herself (including, without limitation, on behalf of a corporation or other entity) represents and warrants that he or she has full authority to execute this Agreement on behalf of, and to bind, the person upon whose behalf he or she executes this Agreement, and that all actions taken by him or her in relation to the execution of this Agreement are within the scope of such authority.

(f)    Governing Law. This Fifth Amendment will be governed by and construed in accordance with the laws of the State of California. The parties here submit to the jurisdiction of any California court, or federal court sitting in Los Angeles City, over any suit, action or proceeding (including arbitration) arising out of or relating to this Agreement; and the parties consent to Los Angeles City as the venue for any such suit, action or proceeding (including any arbitration) and irrevocably waive to the fullest extent permitted by law, any objection to such venue as being an inconvenient forum.

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Signature Page Follows on Next Page]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Fifth Amendment as of the Effective Date.

LANDLORD:			TENANT:
1444 PARTNERS, LTD.,			GUESS?, INC.,
a California limited partnership			a Delaware corporation
By:	Alameda Associates, Inc.,		By:	/s/ Carlos Alberini
	a California corporation			Name: Carlos Alberini
Its:	General Partner			Its: CEO
	By:	/s/ Paul Marciano
Name: Paul Marciano
Its: President

[Signature Page – Fifth Amendment to Lease]